SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)  April 21, 1997 (April 4, 1997)
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                             OUTLOOK INCOME FUND 9,
                        A CALIFORNIA LIMITED PARTNERSHIP
             (Exact name of registrant as specified in its charter)


     California                  0-15837              33-0202964
    (State or other          (Commission             (IRS Employer
    jurisdiction of           File Number)           I.D. Number)
    incorporation)


        400 South El Camino Real, Suite 1100, San Mateo, California 94402
                    (Address of principal executive offices)

Registrant's Telephone number, including area code:         (415) 343-9300
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Item 2.       ACQUISITION OR DISPOSITION OF ASSETS

On March 14, 1997, Outlook Income Fund 9, a California Limited Partnership (the Registrant), received a Notice of Foreclosure on the Country Suites by Carlson - Memphis property, a 121-suite hotel located at 4300 American Way in Memphis, Tennessee. On April 4, 1997 the property was foreclosed upon by the lender.

The Registrant discontinued debt service payments effective January 1997, due to the continued insufficient funds generated from operations to cover debt service. At the time of the foreclosure, the outstanding loan balance secured by the Country Suites by Carlson - Memphis property (including accrued interest) was $3,546,000 and the net assets approximated $3,401,000, resulting in an extraordinary gain on foreclosure of approximately $145,000.

Item 7.              FINANCIAL STATEMENTS

(a) & (b)         FINANCIAL STATEMENTS

As of the date of filing of this Current Report on Form 8-K, it is impracticable for the Registrant to provide the financial statements required by Item 7 (b)
(1) of Form 8-K. In accordance with Item 7 (a) (4) of Form 8-K, the Registrant will file such financial statements by incorporation into it's March 31, 1997 Form 10-Q to be filed no later than May 15, 1997.




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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                          OUTLOOK INCOME FUND 9,
                                          A CALIFORNIA LIMITED PARTNERSHIP


                                 By:      Glenborough Realty Corporation,
                                          a California Corporation
                                          Managing General Partner



Date:  April 21, 1997            By:      /s/ Andrew Batinovich
                                          ---------------------
                                          Andrew Batinovich
                                          Senior Vice President,
                                          Chief Financial Officer and Director



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